Exhibit 10.6

BUSINESS DEVELOPMENT SERVICES AGREEMENT

THIS BUSINESS DEVELOPMENT SERVICES AGREEMENT (the “Agreement”) is entered into by and among Wilshire Energy Partners, Aegis International and Foothills Petroleum, Inc., a Nevada corporation (“Foothills”) with a reference to the following:

A.	Wilshire and Aegis, having viewed the recent declines of valuations within the oil and gas industry, believe that there may be significant opportunities to acquire oil and gas properties at attractive valuations.
B.	The parties have agreed that Wilshire will have the opportunity to present property and other acquisition targets to Foothills.
C.	The parties have further agreed that Aegis will provide the services of B.P. Allaire to Foothills as more particularly described below.
D.	Wilshire will assign, transfer and convey ownership of Foothills Exploration LLC, a Wyoming limited liability company (“FEL”), as more particularly described below upon organization of Foothills.
E.	Aegis will receive a fee of $150,000 and no equity in Foothills for its business development services.
F.	Wilshire will receive 4.5 million shares of common stock of Foothills upon assignment of FEL to Foothills.

NOW THEREFORE, the parties understand and agree as follows:

1.	Wilshire will transfer 100% of FEL to Foothills, and Foothills will issue 4.5 million shares of its common stock to Wilshire on its organization or as soon thereafter as may be practical.
2.	Wilshire will endeavor in good faith, with the assistance of Aegis, to obtain $3 to $3.5 million of financing in the form of equity and/or convertible notes to implement the business plan that is under formation on behalf of Foothills.
3.	Aegis will perform the following business development services:
•	provide senior management principally in the form of services of B.P. Allaire;
•	deliver or oversee administrative services on day to day basis;
•	assist in securing a chief financial officer;
•	formulate, craft and deliver a detailed business plan including forecasts;
•	formulate or assist in formulating, budgets and other financial information;
•	recruit or assist in recruiting experienced executive directors with proven track records whose backgrounds will be attractive to the oil and gas community and potential investors;
•	create and deliver a website that depicts the Foothills operations; and
•	provide such other services as may be appropriate and necessary to implement and execute upon the business plan of Foothills.
4.	For its services as outlined hereunder, Foothills shall pay to Aegis from funds received, $150,000 through March 31, 2016 (the “Foothills Initial Organizational Term”).
5.	Following the Foothills Initial Organizational Term, Foothills on at-will basis shall pay B.P. Allaire $5,000 per month for his services as chief operating officer and executive director, subject to cancellation by either of Foothills or B.P. Allaire on 30 day notice.

6.	Wilshire shall assign, effective no later than December 29, 2015, all right, title and interest in FEL in exchange for 4.5 million shares of common stock of Foothills which will deliver to Wilshire upon Assignment or as soon thereafter as may be practical.
7.	Nothing herein set forth shall entitle Aegis or B.P. Allaire to any compensation not explicitly herein set forth.
8.	This Memorandum shall be governed by the laws of the State of Nevada in all respects.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of December 18, 2015.

AEGIS INTERNATIONAL, LLLP

By:	/s/ B.P. Allaire
Name:	B.P. Allaire
Title:	Managing Partner

WILSHIRE ENERGY PARTNERS, LLC.

By:	/s/ Kevin Sylla
Name:	Kevin Sylla
Title:	Managing Director

FOOTHILLS PETROLEUM, INC.

By:	/s/ Kevin Sylla
Name:	Kevin Sylla
Title:	Director

ACKNOWLEDGED AND ACCEPTED

/s/ B.P. Allaire
B.P. Allaire, an individual